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                                                                    Exhibit 10.3


                             THE TJX COMPANIES, INC.
                    PERFORMANCE-BASED RESTRICTED STOCK AWARD
                       GRANTED UNDER STOCK INCENTIVE PLAN


                                   SERIES [  ]


This certificate evidences an award of performance-based restricted shares ("Restricted Stock") of Common Stock, $1.00 par value, of The TJX Companies, Inc. (the "Company") granted to the grantee named below ("Grantee") under the Company's Stock Incentive Plan (the "Plan"). This grant is subject to the terms and conditions of the Plan, the provisions of which, as from time to time amended, are incorporated by reference in this certificate. Terms defined in the Plan are used in this certificate as so defined.


   1.  GRANTEE:


   2.  NUMBER OF SHARES OF RESTRICTED STOCK:



   3.  DATE OF GRANT:


   4.  PERFORMANCE VESTING CRITERIA:






                                          -  In the event that any shares with
                                             respect to a period do not vest as
                                             provided above, such shares shall
                                             immediately and automatically be
                                             forfeited.

   5. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, all shares of Restricted Stock shall immediately and automatically vest.

   6. TERMINATION OF EMPLOYMENT: In the event of the termination of employment of the Grantee with the Company or any of its subsidiaries for any reason, all shares of Restricted Stock not then vested shall immediately and automatically be forfeited, except as follows:

       Event                              Vesting
       -----                              -------




   7. DIVIDENDS: Grantee shall be entitled to receive regular cash dividends, if any, paid on, and to vote, shares of Restricted Stock held by Grantee on the record date. Any dividend or distribution (other than any regular cash dividend) distributed with respect to a share of Restricted Stock, and any share of stock or other security of the Company or any other entity, or other property, into which a share of Restricted Stock is converted or for which it is exchanged, (each share of Restricted Stock with respect to which any such dividend or distribution is made or which is so converted or exchanged, an "associated share"), including without limitation a distribution of stock by reason of a stock dividend, stock split or otherwise with respect to an associated share, or a distribution of other
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       securities with respect to an associated share, shall be subject to the restrictions provided in this certificate in the same manner and for so long as the associated share remains or would have remained subject to such restrictions, and shall be forfeited if and when the associated share is so forfeited or would have been so forfeited. The Committee may require that any cash distribution with respect to an associated share other than a regular cash dividend, or any cash amount into which an associated share is converted or for which it is exchanged, be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate. References to the shares of Restricted Stock in this certificate shall include any such restricted shares, securities, property or other amounts.

   8. NO TRANSFERS; RESTRICTIVE LEGEND: Grantee shall not sell, assign, pledge, margin, give, transfer, hypothecate or otherwise dispose of any shares of Restricted Stock or any interest therein. Certificates representing shares of Restricted Stock will bear a restrictive legend to such effect, and stop orders will be entered with the Company's transfer agent.

   9. TRANSFER UPON FORFEITURE: By acceptance of this grant, Grantee appoints the Company as attorney-in-fact of Grantee to take such actions as the Company determines necessary or appropriate to effectuate a transfer to the Company of the record ownership of any shares that are forfeited and agrees to sign such stock powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any forfeited shares.

   10. WITHHOLDING: Grantee shall, no later than the date as of which any shares of Restricted Stock first become includable in the gross income of Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

   11. SECTION 83(B): Grantee should confer promptly with a professional tax advisor to consider whether or not to make a so-called "83(b) election" with respect to the Restricted Stock. Any such election, to be effective, must be made in accordance with applicable regulations and no later than
       (30) days following the date of grant. The Company makes no recommendation with respect to the advisability of making such an election.


                                          THE TJX COMPANIES, INC.



                                          BY:
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